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                                   EXHIBIT 5

                        [ALSTON & BIRD LLP LETTERHEAD]


                                March 13, 2000


IVI Checkmate Corp.
1003 Mansell Road
Roswell, Georgia 30076

     Re:  Registration Statement on Form S-8
          Shares issued to R. Lee Paulson when he Exercised Certain Stock Options assumed in Plourde Transaction


Ladies and Gentlemen:

     We have acted as counsel to IVI Checkmate Corp., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 46,300 shares of the Company's Common Stock, par value $.01 per share (the "Shares "), which were issued by the Company to R. Lee Paulson when he exercised certain stock options granted to him in connection with his employment with Plourde Computer Services, Inc. (the "Shares"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K.

     We have examined the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, records of proceedings of the incorporator and the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the agreements with the optionees pursuant to which the Options were issued and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or by the Company or the Commission for any other purpose without our express written consent. The only opinion rendered
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IVI Checkmate Corp.
March 13, 2000
Page 2

by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the Shares to be issued upon exercise of the Options are duly authorized and, when issued by the Company in accordance with the terms of the Options, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        ALSTON & BIRD LLP



                                        By: /s/ M. Hill Jeffries
                                           ---------------------------------
                                              M. Hill Jeffries, Partner